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                                                                   Exhibit 10(b)

                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                             555 South Flower Street
                          Los Angeles, California 90071

                            Telephone (213) 683-6000

                                October 14, 1996

RCM Equity Funds, Inc.
Four Embarcadero Center
Suite 3000
San Francisco, California 94111

Ladies and Gentlemen:

          We have acted as counsel to RCM Equity Funds, Inc., a Maryland corporation (the "Company"), with respect to certain legal matters in connection with the capital shares of the Company offered pursuant to a Registration Statement on Form N-1A (Registration Statement No. 33-97572), as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

          We hereby consent to the reference to Paul, Hastings, Janofsky & Walker LLP under the caption "Additional Information -- Counsel" in the Statement of Additional Information which forms part of the Registration Statement.

                                   Very truly yours,


                            PAUL, HASTINGS, JANOFSKY & WALKER LLP